EXHIBIT 99.1

June 25, 2009	TSX Venture Exchange Symbol: MDW
NYSE Amex Symbol: MDW
Website: www.midwaygold.com

Midway Gold Announces NI 43-101 Gold Resource at Golden Eagle Project

Midway Gold Corp. (“Midway”) is pleased to announce a Mineral Resource estimate for the Golden Eagle Project, Washington. Using a 0.020 ounce per ton (opt) gold cut-off, the Indicated resource is 31.9 million tons grading 0.055 opt gold, containing 1.769 million ounces of gold. There is an additional Inferred resource of 5.1 million tons grading 0.038 opt gold, containing 194,000 ounces of gold. This estimate is based on historic exploration primarily by Hecla Limited and Santa Fe Pacific Gold.

“This new resource at Golden Eagle represents a significant increase in the mineral resource base controlled by the company,” said Alan Branham, President and CEO of Midway Gold Corp. “An independent review of the metallurgical testing shows favorable gold recovery using refractory ore treatments. Midway’s next step is to conduct a scoping level study, which will complete a preliminary economic assessment of the resource. This project is 100% on private land owned by Midway and we will be evaluating exploration opportunities to grow this deposit.”

Table 1: Golden Eagle Gold Resource

Indicated Resource Reported within an Optimal Pit Shell using $750 Gold Price

Cut-Off Grade (opt gold)	Short Tons (millions)	Gold Grade (opt)	Contained Gold (ounces)
0.010	42.9	0.045	1,933,000
0.020	31.9	0.055	1,769,000
0.030	23.9	0.066	1,570,000
0.040	18.2	0.076	1,372,000
0.050	14.0	0.085	1,184,000

Inferred Resource Reported within an Optimal Pit Shell using $750 Gold Price

Cut-Off Grade (opt gold)	Short Tons (millions)	Gold Grade (opt)	Contained Gold (ounces)
0.010	11.6	0.025	286,000
0.020	5.1	0.038	194,000
0.030	3.0	0.047	143,000
0.040	1.8	0.055	101,000
0.050	0.9	0.066	62,000

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Notes for Indicated and Inferred Resources reported:

•	The most likely cut-off grade for this deposit is not known at this time and must be confirmed by the appropriate economic studies.
•	Tons and ounces have been rounded and this may result in minor discrepancies in the totals.
•	The estimated metal content does not include any consideration of mining, mineral processing, or metallurgical recoveries.

Extensive metallurgical work by Hecla Limited and Santa Fe Pacific Gold between 1989 and 1997 was reviewed and summarized by Dr. Thom Seal (PhD, PE) of Differential Engineering Inc. for estimated optimal gold recoveries. According to this independent review, three potential processing options exist for the Golden Eagle refractory ore. These include whole-ore bio-oxidation, flotation, or pressure oxidation treatments, with recoveries ranging from 75-94%. All three processes demonstrate the potential for good gold recoveries. These results have not yet been verified by Midway test work nor have the economics of each process been reviewed.

“In general, the reviewed previous metallurgical reports, if verified as representative of the Golden Eagle project, indicate that the deposit represents a refractory gold ore target with the material types and grade similar to some of the gold ore processed from the Carlin Trend in Nevada. The processing options identified in the metallurgical review show that the project has potential for economic gold recovery within the reviewed parameters and current gold price environment,” said Dr. Thom Seal, Principal for Differential Engineering Inc.

Table 2: Estimated Optimal Gold Recoveries

Process Option	Predicted Gold Recovery (%)
Flotation Concentration	86.5
Flotation Concentration, Tails Cyanidization	89.4
Bio-oxidation, neutralization, CN-CIL	75.1
Pressure Oxidation, neutralization, CN-CIL	94.0

The resource estimate presented in this press release has been prepared in accordance with National Instrument NI 43-101 of the Canadian Securities Administrators (CSA), and in accordance with CIM Definition Standards for Mineral Resources and Mineral Reserves. It was conducted under the supervision of Eric Chapman (M.Sc., C.Geol), Snowden Mining Industry Consultants Inc. and Thom Seal (PhD, PE), Principal and Metallurgist, Differential Engineering Inc. who are the Qualified Persons responsible for the technical report.

The current resource estimate includes verified drill results from 222 historic holes that were available up to May 1, 2009. Verification was completed by comparison of gold values to laboratory certificates and drill logs obtained from historic operators of the project. Only gold values that had laboratory certificates or drill log verification were used in the resource estimate. Mineralized domains were established by interpretation of geological, structural and assay information on sections and plans. Assays within the domains were composited into 5 foot intervals. Search distances and directions were established using spherical variograms on the composites within the domains. A capping threshold of 0.10 to 0.50 opt gold was utilized depending upon the domain, and assays

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greater than the capping threshold would be set to that value. Less than 0.2% of the samples were affected by the capping. A density factor of 13.7 cubic feet per short ton (ft3/st) was applied to the mineralized bedrock material, and 13.5 to 14.3 ft3/st was applied to surrounding bedrock. A tonnage factor of 15.1 ft3/st was applied to overlying glacial till. A three dimensional block model was generated using Datamine®, a commercially available mine planning software package. Composited assays were used to estimate tons and gold grades within domains using an ordinary kriging estimation methodology. Resources reported are included within a Lerchs-Grossmann (L-G) optimization shell, which was generated using a $750 per ounce gold price and 85% gold recovery. The L-G shell is an economic test that simulates a break-even pit using current mining costs.

A Technical Report by Snowden Mining Industry Consultants supporting disclosure of this mineral resource will be filed on Sedar within 45 days of this press release. The Technical Report updates the project as of May 1, 2009, and outlines work on the resource and progress to date.

This release has been reviewed and approved by Eric Chapman, (M.Sc., C.Geol) and Don Harris, (M.Sc., CPG), both “qualified persons” as that term is defined in National Instrument 43-101.

ON BEHALF OF THE BOARD

“Alan Branham”

______________________________

Alan Branham, President and CEO

For further information, please contact R.J. Smith at Midway Gold Corp. at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release. This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

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This press release uses the terms “Measured resources”, “Indicated resources” and “Inferred resources”, which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. In addition, “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.